UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

KANDI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2017 (the “Signing Date”), Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a company organized under the laws of the People’s Republic of China (the “PRC”), entered into (i) a Share Transfer Agreement (the “Share Transfer Agreement”) with Wang Xinhuo, sole shareholder of Jinhua An Kao, as defined below (the “Transferor”) and (ii) a Supplementary Agreement (the “Supplementary Agreement”) with the Transferor, pursuant to which Kandi Vehicles agreed to purchase all the equity interests of Jinhua An Kao Power Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Jinhua An Kao”). The consummation of the transactions contemplated in the Share Transfer Agreement and Supplementary Agreement is expected to take place no later than twenty business days after the Signing Date. The acquisition is for the purpose of growing the Company’s business through vertical integration.

Jinhua An Kao, located in Jinhua City Industrial Zone, Jinhua City, Zhejiang Province was formed on March 6, 2015. Jinhua An Kao has designed a unique system of pure electric car battery replacement technologies (including an intelligent constant-temperature charging station, a 50-100 channel intelligent battery charging system, a car battery replacement tool, and a car washing machine specifically designed for pure electric vehicles). Jinhua An Kao currently has 22 patents that have either been accepted by the PRC State Intellectual Property Offices for application or are currently in the application process. It has more than 10 utility model and design patents. Additionally, it has three invention patents and 14 utility model patents relating to plug-in and soft-connection PACK technology. Jinhua An Kao has a total of 155 full time employees.

Pursuant to the terms of the Share Transfer Agreement, Kandi Vehicles will acquire all the equity interests of Jinhua An Kao for a purchase price of approximately RMB 25.93 million (approximately $3.9 million) in cash to the Transferor. Kandi Vehicles is obligated to pay 50% of the cash portion of the purchase price no later than five business days after the Signing Date. The remaining 50% of the cash portion of the purchase price will be paid upon consummation of the transaction (the “Closing Date”). In addition, pursuant to the Supplementary Agreement by and between the two parties, the Company may issue up to a total of 5,919,674 shares of restrictive stock (the “Shares”), or 12.3% of the Company’s total outstanding shares of the common stock to the Transferor. 50% of the Shares are to be placed as make good shares for the undertaking of Jinhua An Kao to achieve no less than a total of RMB120,000,000 (approximately $18.1 million) net income over the course of the following three years.

The Supplementary Agreement sets forth the terms and conditions of the issuance of the Shares. Upon signing of the Supplementary Agreement, the Shares are placed in escrow to be held until the satisfaction of the following conditions:

(1)	On the Closing Date, 50% of the Shares will be released from escrow to the Transferor as a result of the successful completion of the registration of the transfer of the equity interests of Jinhua An Kao with the local Industrial and Commercial Administration Bureau in the PRC, making Kandi Vehicles the sole registered shareholder of Jinhua An Kao.

(2)	If Jinhua An Kao achieves a net profit of RMB 30 million or greater in its fiscal year ending December 31, 2018 (the “Year 1 Profit Target”), 12.5% of the Shares will be released from escrow to the Transferor. However, a reduced number of shares may be released from escrow if Jinhua An Kao fails to achieve its Year 1 Profit Target. If net profits of Jinhua An Kao fall below the Year 1 Profit Target by 20% or less, 7.5% of the Shares will be released from escrow to the Transferor; if net profits of Jinhua An Kao fall below the Year 1 Profit Target by a percentage between 20% and 40%, 2.5% of the Shares will be released from escrow to the Transferor; and if net profits of Jinhua An Kao fall below the Year 1 Profit Target by 40% or more, no portion of the 12.5% of the Shares set aside to be paid out in consideration of the Year 1 Profit Target will be released from escrow to the Transferor.

(3)	If Jinhua An Kao achieves a net profit of RMB 40 million or greater in its fiscal year ending December 31, 2019 (the “Year 2 Profit Target”), 16.67% of the Shares will be released from escrow to the Transferor. However, a reduced number of shares may be released from escrow if Jinhua An Kao fails to achieve its Year 2 Profit Target. If net profits of Jinhua An Kao fall below the Year 2 Profit Target by 20% or less, 11.67% of the Shares will be released from escrow to the Transferor; if net profits of Jinhua An Kao fall below the Year 2 Profit Target by a percentage between 20% and 40%, 6.67% of the Shares will be released from escrow to the Transferor; and if net profits of Jinhua An Kao fall below the Year 2 Profit Target by 40% or more, no portion of the 16.67% of the Shares set aside to be paid out in consideration of the Year 2 Profit Target will be released from escrow to the Transferor.

(4)	If Jinhua An Kao achieves a net profit of RMB 50 million or greater in its fiscal year ending December 31, 2020 (the “Year 3 Profit Target”), 20.83% of the Shares will be released from escrow to the Transferor. However, a reduced number of shares may be released from escrow if Jinhua An Kao fails to achieve its Year 3 Profit Target. If net profits of Jinhua An Kao fall below the Year 3 Profit Target by 20% or less, 14.83% of the Shares will be released from escrow to the Transferor; if net profits of Jinhua An Kao fall below the Year 3 Profit Target by a percentage between 20% and 40%, 8.83% of the Shares will be released from escrow to the Transferor; and if net profits of Jinhua An Kao fall below the Year 3 Profit Target by 40% or more, no portion of the 20.83% of the Shares set aside to be paid out in consideration of the Year 3 Profit Target will be released from escrow to the Transferor .

Any shares that are not released from escrow to the Transferor for failure to achieve the conditions described above will be forfeited and returned to the Company. While the Shares are held in escrow, the Company will retain all voting rights with respect to the Shares. All the profit targets referenced above shall follow the United States Generally Accepted Accounting Principles.

The Transferor has no relationship to the Company other than in connection with this transaction.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As described above, the Company intends to issue up to an aggregate of 5,919,674 shares of common stock in connection with the acquisition of Jinhua An Kao. This transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 18, 2017, the Company issued a press release announcing its acquisition of Jinhua An Kao. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

The following is filed as exhibit to this report:

Exhibit No.	Description

99.1	Press Release of Kandi Technologies Group, Inc. dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2017	KANDI TECHNOLOGIES GROUP, INC. (Registrant)

	By:	/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer

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